Exhibit 99.1

TRIVASCULAR, INC. TO INITIATE VOLUNTARY FIELD

SAFETY CORRECTIVE ACTION FOR CERTAIN OVATION

PRIME® AORTIC STENT GRAFTS

Santa Rosa, CA, September 18, 2014 - TriVascular Technologies, Inc. (NASDAQ: TRIV), today announces it will initiate a voluntary field safety corrective action related to certain of its 29 mm Ovation Prime aortic stent grafts, one of five aortic body sizes offered by the company. Fewer than 30 devices are subject to the field safety corrective action, all of which are held by distributors outside the United States. In letters it will send to international distributors, the company reports an increase in complaints related to incomplete polymer fill of the 29 mm stent graft aortic body during the implant procedure. Such failure could lead to transient hypotension, prolonged procedure time, and/or failure to exclude the aneurysm. There is no associated risk to patients with existing implanted Ovation Prime stent grafts. Although the overall complaint rate is very low (approximately 0.3%) for this issue, the company is responding to a recent trend of complaints specific to the 29mm graft size manufactured within a defined time period.

The company has implemented manufacturing process improvements in response to the complaints. It continues to investigate the reports, review manufacturing processes and test inventory to ensure the quality of it products. “Patient safety and ensuring high quality products are paramount. We are responding quickly and decisively to ensure the continuing safety and efficacy of our products,” said Christopher G. Chavez, Chairman, CEO and President of TriVascular. “Above all else, TriVascular is committed to quality.”

In addition to recalling affected devices sold to distributors, the Company has ceased sale and distribution of affected devices within its control.

About TriVascular Technologies, Inc. - TriVascular is a medical device company developing and commercializing innovative technologies to significantly advance minimally invasive treatment of abdominal aortic aneurysms. The company manufactures the Ovation Prime Abdominal Stent Graft System, the lowest profile FDA-approved EVAR system, which utilizes a novel, polymer-based sealing mechanism. TriVascular is based in Santa Rosa, California.

Forward-Looking Statements

In addition to the historical information, this press release contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management, including statements about the anticipated impact of the field safety corrective action on the Company’s business, products development and manufacturing, as well as on expenses and inventory availability. These forward-looking statements speak only as of the date hereof, and are subject to numerous risks and uncertainties, including our ability to successfully assess and minimize the impact of the field safety corrective action on our business, our ability to successfully commercialize our products; continued market acceptance of our endovascular aortic repair systems; our ability to manufacture our endovascular systems to meet demand; the level and availability of third party payor reimbursement for our products, our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; our ability to develop new or complementary technologies; the regulatory requirements applicable to us and our competitors; competition in our industry; additional capital and credit availability, our ability to attract and retain qualified personnel; product liability claims; and general economic and worldwide business conditions. These factors, together with those that are described in greater detail in our filings with the SEC, including our Quarterly Reports on Form 10-Q, may cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by our forward-looking statements. We expressly disclaim any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

Company Contact

Michael Kramer

Chief Financial Officer

707 543-8709

mkramer@trivascular.com

Media Contact:

TriVascular Technologies, Inc

Vivek K. Jayaraman

VP, Global Sales & Marketing

707 543-8804

Investor Relations Contact:

Westwicke Partners

Jamar Ismail

(415) 513-1280

Jamar.ismail@westwicke.com